Exhibit (g)(2)

AMENDMENT TO CUSTODY AGREEMENT

This Amendment, dated as of May 16, 2018, by and between DBX ETF Trust (the “Trust”) and The Bank of New York Mellon (“BNYM”) who are parties to the Custody Agreement dated January 31, 2011 (the “Agreement”).

WHEREAS, the parties wish to amend the Agreement as set forth below:

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.       Exhibit A is replaced in its entirety with the attached Exhibit A dated as of the date of this amendment.

2.       Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3.       This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

By: /s/Freddi Klassen

on behalf of the Trust and each portfolio/series identified

on Exhibit A

attached hereto

Name: Freddi Klassen

Title: CEO & President

THE BANK OF NEW YORK MELLON

By: /s/Thomas Porrazzo

Name: Thomas Porrazzo
           Managing Director

EXHIBIT A

List of Funds/Portfolios

Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI Germany Hedged Equity ETF	DBGR
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers MSCI United Kingdom Hedged Equity ETF	DBUK
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI Asia Pacific ex Japan Hedged Equity ETF	DBAP
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI South Korea Hedged Equity ETF	DBKO
Xtrackers MSCI All China Equity ETF	CN
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers Investment Grade Bond - Interest Rate Hedged ETF	IGIH
Xtrackers Emerging Markets Bond - Interest Rate Hedged ETF	EMIH
Xtrackers High Yield Corporate Bond - Interest Rate Hedged ETF	HYIH
Xtrackers MSC! Eurozone Hedged Equity ETF	DBEZ
Xtrackers Japan JPX-Nikkei 400 Equity ETF	JPN
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers MSCI AH World ex US High Dividend Yield Equity ETF	HDAW
Xtrackers Eurozone Equity ETF	EURZ
Xtrackers Germany Equity ETF	GRMY
Xtrackers CSI 300 China A-Shares Hedged Equity ETF	ASHX
Xtrackers FTSE Developed ex US Comprehensive Factor ETF	DEEF
Xtrackers Russell 1000 Comprehensive Factor ETF	DEUS
Xtrackers FTSE Emerging Comprehensive Factor ETF	DEMG
Xtrackers Russell 2000 Comprehensive Factor ETF	DESC
Xtrackers Barclays International Treasury Bond Hedged ETF	IGVT
Xtrackers Barclays International Corporate Bond Hedged ETF	IFIX
Xtrackers Barclays International High Yield Bond Hedged ETF	IHIY
Xtrackers USD High Yield Corporate Bond ETF	HYLB
Xtrackers iBOXX Emerging Markets Quality Weighted Bond ETF	EMBQ
Xtrackers Low Beta High Yield Bond	HYDW
Xtrackers High Beta High Yield Bond	HYUP
Xtrackers Managed Downside Volatility US Large Cap ETF	AMDV

Xtrackers Managed Downside Volatility Developed International ETF	EFDV
Xtrackers Managed Downside Volatility All World ETF	AWDV
Xtrackers FTSE Developed Europe Comprehensive Factor ETF	DEEU
Xtrackers FTSE Japan Comprehensive Factor ETF	DEJP
Xtrackers FTSE All World ex US Comprehensive Factor ETF	DEAW
Xtrackers Bloomberg Barclays Global Aggregate Bond ETF	ALLB
Xtrackers iBOXX USD Corporate Yield Plus ETF	YLDP
Xtrackers Short Duration High Yield Bond ETF	SHYL
Xtrackers 0-1 Year Treasury ETF	TBLL
Xtrackers MSCI Latin America Pacific Alliance ETF	PACA
Xtrackers MSCI EAFE ESG Leaders Equity ETF	EASG
Xtrackers Russell 1000 US QARP ETF	QARP
Xtrackers FTSE All World ex US Quality at a Reasonable Price ETF	TBD
Xtrackers United Kingdom Equity ETF	BRIT
Xtrackers MSCI ACWI ex USA ESG Leaders Equity ETF	ACSG
Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF	EMSG